CAROLINA SOUTHERN BANK

                Special Meeting of Shareholders, __________, 2001

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


        The undersigned shareholder(s) of Carolina Southern Bank ("Carolina Southern"), a South Carolina banking corporation, hereby acknowledges receipt of the proxy statement/prospectus dated____________, 2000 and hereby appoints Ernest R. Kluttz and Thomas H. Lyles, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent and vote as designated below all of the Carolina Southern common shares that the undersigned held of record at _______ Eastern Time on ________________, 2000, at the Special Meeting of Shareholders of Carolina Southern, to be held in the James Barrett Community Room at the Main Branch of the Spartanburg County Library, 151 South Church Street, Spartanburg, South Carolina, on January __, 2001 at 10:00 a.m., or any adjournment or postponement thereof, on the following matters:

        I.   APPROVAL OF MERGER AGREEMENT

                Proposal to approve and adopt the Agreement and Plan of Merger dated as of September 18, 2000, by and between Carolina Southern and The National Bank of South Carolina and joined into by Synovus Financial Corp., as described in the accompanying proxy statement/prospectus dated
_________________, 2000.


        _        FOR           _        AGAINST       _          ABSTAIN

        II. In their discretion, upon such other matter or matters which may properly come before the meeting or any adjournment or postponement thereof (the Board of Directors is not aware of any matter other than Proposal I which is to be presented for action at the Special Meeting).

        PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY. This Proxy, when properly executed, will be voted in accordance with the directions given by the undersigned shareholder. If no direction is made, it will be voted FOR the approval of the Agreement and Plan of Merger. This Proxy should be marked, dated, and signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.


                                     Dated:                         , 2000
                                            -----------------------


                                      -------------------------------------
Name of Shareholder                                 Signature


                                      -------------------------------------
No. of Shares                                       Signature


                                  Exhibit 99.1


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